Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE RELEASE

DCB Financial Corp Receives Shareholder Approval for Merger with First Commonwealth Financial Corporation

Lewis Center, OH, March 16, 2017 - DCB Financial Corp (“DCB”), (OTCPink:DCBF), parent holding company of The Delaware County Bank and Trust Company, Lewis Center, Ohio (the “Bank”), announced that it received approval from shareholders at a special meeting held today to complete its merger with First Commonwealth Financial Corporation (“First Commonwealth”).

Pursuant to the Agreement and Plan of Merger, by and between First Commonwealth and DCB, dated October 2, 2016, DCB will merge with and into First Commonwealth (the “Merger”). Additionally, the Bank, a wholly-owned bank subsidiary of DCB, will merge with and into First Commonwealth’s wholly-owned bank subsidiary, First Commonwealth Bank.

The Merger is expected to be completed on April 3, 2017.

First Commonwealth and DCB have worked together to minimize the impact of this transition on customers, who will receive welcome booklets in April outlining important information about their accounts and banking products. Conversion of most of DCB’s systems is expected to occur over the weekend of May 20-21, 2017, following which Delaware County Bank branches will open as First Commonwealth Bank branches on May 22, 2017.

About DCB Financial Corp

DCB Financial Corp is a financial holding company formed under the laws of the State of Ohio. The Company is the parent of The Delaware County Bank and Trust Company, a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its nine full-service and four limited-service branch offices located in Central Ohio. The Bank provides customary retail and commercial banking and cash management services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, commercial leases, SBA loans, real estate mortgage loans, night depository facilities and trust and personalized wealth management services.

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About First Commonwealth

First Commonwealth (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with $6.7 billion in total assets and 122 banking offices in 19 counties throughout western and central Pennsylvania and northeastern and central Ohio, as well as a Corporate Banking Center in northeast Ohio and mortgage offices in Stow and Dublin, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act, relating specifically to the expected timing of completion of the Merger between DCB and First Commonwealth.

Forward-looking statements are typically identified by words such as "believe", "plan", "expect", "anticipate", "intend", "outlook", "estimate", "forecast", "will", "should", "project", "goal", and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in First Commonwealth and DCB Financial reports filed with the SEC and those identified elsewhere in this press release, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: the inability to meet closing conditions to the Merger and other events that could cause a delay in closing the Merger. First Commonwealth and DCB Financial undertake no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Contact:	DCB Financial Corp
Ronald J. Seiffert, Chairman, President and CEO
(740) 657-7000

J. Daniel Mohr, Executive Vice President and CFO
(740) 657-7510

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